Exhibit 23.2

KELLER & COMPANY, INC.

FINANCIAL INSTITUTION CONSULTANTS

555 METRO PLACE NORTH

SUITE 524

DUBLIN, OHIO 43017

(614) 766-1426        (614) 766-1459 FAX

November 8, 2013

Boards of Directors

Edgewater Bancorp, Inc.

Edgewater Bank

321 Main Street

St. Joseph, Michigan 49085

Members of the Boards:

We hereby consent to the use of our firm’s name in (i) this Amendment No.3 to the Registration Statement on Form S-1 to be filed by Edgewater Bancorp, Inc., with the Securities and Exchange Commission, and (ii) the conversion notices and applications to be filed by Edgewater Bancorp, Inc. with the Board of Governors of the Federal Reserve System and the Office of the Comptroller of the Currency, in each case as amended and supplemented.  We also hereby consent to the inclusion of, summary of and references to our appraisal and our statement concerning subscription rights in such filings, including the prospectus of Edgewater Bancorp, Inc.

Sincerely,

KELLER & COMPANY, INC.

/s/ Michael R. Keller
Michael R. Keller
President

MRK:jmm